Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the Amended and Restated 2006 Equity Incentive Plan, of our report dated March 30,  2017 relating to the consolidated financial statements and financial statement schedule of BroadVision, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & Co. LLP

San Francisco, California

March 30,  2017